ABBM Group, Ltd LLP
Certified Public Accountants

12941 Interstate 45 N, Suite 422
Houston, Texas 77060
Phone (281) 873-5005
Fax (281) 873-5383
www.jbraden.com
jbraden@jbraden.com

September 24, 2010

Office of the Chief Accountant
Securities and Exchange Commission
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 included in the Form 8-K dated September 24, 2010 of USA Video Interactive Corp. and Subsidiaries to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ABBM Group Ltd LLP

ABBM Group Ltd LLP

ABBM/njr